                                                                  Exhibit 10.30

         Intellectual Property Agreement, dated November 30, 2001, by and among the Registrant and Lucent Technologies, Inc. and Lucent Technologies GRL Corporation relating to the sale of Lucent's Echo Cancellation Business. Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits referred to in the agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request. Confidential treatment has been requested as to certain portions of this agreement pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions have been filed separately with the Securities and Exchange Commission.



                         Intellectual Property AGREEMENT



                                  by and among



                         NMS COMMUNICATIONS CORPORATION

                                       and

                            LUCENT TECHNOLOGIES INC.

                                       and

                       LUCENT TECHNOLOGIES GRL CORPORATION

                                   Relating to

                 THE SALE OF LUCENT'S ECHO CANCELLATION BUSINESS







                        Effective as of November 30, 2001

                         INTELLECTUAL PROPERTY AGREEMENT

     This Intellectual Property Agreement by among Lucent Technologies Inc. ("Lucent"), a Delaware corporation having an office at 600-700 Mountain Avenue, Murray Hill, New Jersey 07974-0636, Lucent Technologies GRL Corporation ("Lucent-GRL"), a Delaware corporation having an office at Suite 105, 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014, and NMS Communications Corporation ("Purchaser"), a Delaware corporation having an office at 100 Crossing Boulevard, Framingham, MA 01702-5406, is being entered into pursuant to the Asset Purchase Agreement dated October 15, 2001, between Lucent and Purchaser (hereinafter referred to as the "Purchase Agreement"), and shall become effective on November 30, 2001 ("Effective Date").

     WHEREAS, Lucent has agreed to sell and Purchaser has agreed to buy Lucent's Echo Cancellation business pursuant to the Purchase Agreement;

     WHEREAS, in connection with the above sale and purchase of Lucent's Echo Cancellation business, Lucent agrees to license and assign certain intellectual property rights to Purchaser to enable Purchaser to conduct the Business (as defined below).

     NOW, THEREFORE, IT IS HEREBY AGREED BETWEEN THE PARTIES AS FOLLOWS:

     ARTICLE 1 - DEFINITIONS

     Capitalized terms not defined in this Article shall have the meaning as defined in the body of this Intellectual Property Agreement or in the Purchase Agreement.

     1.01 "Agere" shall mean Agere Systems Inc., a Delaware corporation having an office at 2 Oak Way, Berkeley Heights, NJ 07922, the legal entity formed by Lucent Technologies Inc. on February 1, 2001, and all subsidiaries of Agere Systems Inc., including without limitation, Agere Systems Guardian Corp. and Agere Systems Optoelectronics Guardian Corp.

     1.02 "Assigned Marks" shall mean those marks identified in the Trademark Assignment Agreement set forth in Exhibit D hereto.

     1.03 "Assigned Patents" shall mean those patents identified in the Patent Assignment Agreement set forth in Exhibit E hereto.

     1.04 "Assigned Software" shall mean the Code, Software Development Documents and Documentation, owned by Lucent as of the Effective Date which is specific to (a) the "Product-embedded Programs" developed solely by the members of, or on behalf of, the Business as of the Closing Date which are specifically listed in Exhibit A hereto, and (b) the Wireless Software as described and listed in Exhibit G hereto.

     1.05 "Assigned Technology" shall mean that Technical Information, owned by Lucent as of the Effective Date, which has been developed solely by the members of, or on behalf of, the Business and which is specific to the product-level or system-level designs of the Products of the Business, but expressly excluding:
(i) that Technical Information which relates to any Components of the Products of the Business and (ii) any Technical Information and all masks and other manufacturing information or tools used for the manufacture of any versions of the ASIC-ECPR4 and ASIC-ECPR5 (including without limitation all related process information, mask works, mask sets, macro cells, and the like). Assigned Technology further includes any and all masks and other manufacturing information or tools specifically created for the manufacture of Lucent's ASIC-ECPR6 (including without limitation all related process information, mask works, mask sets, macro cells, and the like, but expressly excluding any information or tools created or used for the ASIC-ECPR4 and/or ASIC-ECPR5), to the extent Lucent has the right to assign the same.

     1.06 "Business" shall mean the worldwide development, manufacturing, marketing, sales and distribution of echo cancellation (including acoustic echo cancellation), noise reduction, speech and Sound Quality Enhancement systems, products and components, as conducted by Lucent's Switching and Access Systems Group as of the Closing Date.

     1.07 "Code" shall mean both Object Code and Source Code.

     1.08 "Components" shall mean any and all components of specified products at or below the board-level design, and including without limitation, any electronic boards, systems on a chip, integrated circuits or semiconductor products.

     1.09 "Confidential Information" shall mean (i) subject to Section 6.01(b), the existence and terms of this Intellectual Property Agreement (except for statements as to the assignment and/or licensing by one party of the Products of the Business or the intellectual property rights specific thereto by the other party) and (ii) any non-public, confidential or proprietary information relating to a disclosing party, whether or not technical in nature, including any information that is designated by the disclosing party as Confidential Information at the time of its disclosure, either by a written or visual confidentiality designation, or orally, provided that (i) written confirmation of such confidential status is provided to the receiving party within ten (10) days thereafter or (ii) such information would, under the circumstances, appear to a reasonable person to be confidential or proprietary.

     1.10 "Derivative Work" shall mean any work that is based, in whole or in part, upon one or more pre-existing works, such as a revision, modification, translation, abridgment, condensation, expansion or any other form in which such pre-existing works may be recast, transformed or adapted, or which, if prepared without authorization of the owner of the copyright in such pre-existing work, would constitute a copyright infringement. A Derivative Work shall also include any compilation that incorporates such a pre-existing work.

     1.11 "Documentation" shall mean all information in human and/or machine-readable form, relating to the use or execution of the Code including but not limited to user manuals.

     1.12 "Intellectual Property Rights" shall mean those (i) copyrights (whether or not registered) and registrations and applications for registration thereof in the United States and all other nations throughout the world and all moral rights, renewals, extensions, reversions or restorations associated with such copyrights, and (ii) statutory and common law rights to trade secrets and know-how in the United States and all other nations throughout the world. The term Intellectual Property Rights does not include rights under any of the Licensed Patents (or any other patent) or any patent owned or controlled by Agere.

     1.13 "Licensed Patents" shall mean every patent (including reissues, re-examinations and extensions thereof and utility models, but excluding design patents and design registrations) that either (a) is issued or issues on an application (including any provisional, continuations, continuations-in-part and divisional applications thereof) filed in any country of the world as of the Closing Date, or (b) is issued or issues on an application (including any provisional, continuations, continuations-in-part and divisional applications thereof) filed in any country of the world on an invention which is first conceived solely by an employee of the Business as of the Closing Date and is specific to the Products of the Business; which has claims directed to the Products of the Business and which either Lucent or Lucent-GRL has the right to grant licenses of the type herein granted without payment of fees or royalties, but only to the extent of such rights. All patents (regardless when issued) owned or controlled by Agere are expressly excluded from this definition of Licensed Patents.

     1.14 "Licensed Products" shall mean [omitted text, separately filed with the Commission].

     1.15 "Licensed Software" shall mean the Code, and any Software Development Documents and Documentation relating thereto, owned by Lucent as of the Effective Date and which either (a) is embodied within the Products of the Business or (b) relates to the software programs specifically listed in Exhibit B hereto; to the extent that Lucent has the right to grant licenses to such Code. Licensed Software does not include any of the Assigned Software nor any Code, Software Development Documents or Documentation owned or controlled by Agere.

     1.16 "Licensed Technology" shall mean that Technical Information which has been developed by the members of, or on behalf of, the Business, which is owned by Lucent as of the Effective Date and which is embedded within or directly relates to and is necessary for the operation, development or manufacture of the Components of the Products of the Business; to the extent that Lucent has the right to grant licenses to such Technical Information. Licensed Technology does not include any Code or Software Development Documents or any of the Assigned Technology, and further, does not include any Technical Information of Agere.

     1.17 "Object Code" shall mean code in machine-readable form generated by compilation, assembly or other translation of Source Code and contained in a medium which permits it to be loaded into and operated on by a microprocessor or similar device.

     1.18 "Products of the Business" shall mean those products or systems of the Business existing as of the Effective Date which are listed in Exhibit C hereto and defined by their product-level or system-level designs described in the referenced J-Drawings.

     1.19 "Scope of the Business" shall mean [omitted text, separately filed with the Commission.]

     1.20 "Software Development Documents" shall mean all software-related development documents, owned by Lucent as of the Effective Date, such as, but not limited to, technical information, schematics, designs, flow charts, algorithms, and developer notebook entries relating to software or any other software-related development materials. Software Development Documents does not include any Code of the Assigned Software or Licensed Software.

     1.21 "Sound Quality Enhancement" shall mean specifically electrical echo cancellation, acoustic echo control, noise compensation, automatic gain control and reverse link noise reduction.

     1.22 "Source Code" shall mean code in human-readable form represented in any programming language, and including all comments and procedural code.

     1.23 "Stand-alone Echo Cancellation Products" shall [omitted text, separately filed with the Commission.]

     1.24 "Subsidiary" means any entity of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by Seller or by one or more of its respective Subsidiaries.

     1.25 "Technical Information" shall mean all requirements and specification documents, designs, plans, drawings, flow charts, algorithms, prototypes, technical manuals, user manuals, employee notebook entries and other technical information, know-how or copyrightable works.

     1.26 "Wireless Product" shall mean [omitted text, separately filed with the Commission.]

     1.27 "Wireless Software" shall mean [omitted text, separately filed with the Commission].

     ARTICLE 2 - ASSIGNMENT OF TECHNOLOGY, SOFTWARE, PATENTS AND TRADEMARKS

     2.01 Lucent transfers and assigns to Purchaser all of its worldwide right, title and interest in and to the Assigned Technology, Assigned Software and the Intellectual Property Rights specific thereto, including but not limited to the right to recover damages and pursue equitable relief and undertake all proceedings therefor as may be necessary in respect of past, present and future infringement related to the Assigned Technology, Assigned Software and the Intellectual Property Rights pertaining thereto. Such assignment shall be subject to all agreements entered into between Lucent (as it presently exists and as it formerly existed as the equipment manufacturing division of AT&T Corp.), its predecessors (including AT&T Corp.) or its Subsidiaries, and third parties prior to the Closing Date. Such assignment does not include an assignment of or license under any inventions, patent applications or patents.

     2.02 Lucent transfers and assigns to Purchaser all of its worldwide right, title and interest in and to the Assigned Patents in accordance with the Patent Assignment Agreement attached hereto as Exhibit E hereto. In partial consideration for the transfer and assignment of the Assigned Patents by Lucent to Purchaser pursuant to such Patent Assignment Agreement, Purchaser grants to Lucent and its Subsidiaries a personal, nonexclusive, non-transferable (except as permitted in Section 8.09), perpetual, irrevocable, worldwide, fully paid-up license, under the Assigned Patents, to make, have made, use, lease, sell, offer to sell and import any products or services (present or future) of the businesses in which Lucent or any of its Subsidiaries is now or hereafter engaged except for the manufacture by Lucent or its Subsidiaries of Stand-alone Echo Cancellation Products. The exercise of such rights shall be subject in all respects to Section 5.01.

     2.03 Lucent transfers and assigns to Purchaser all of its worldwide right, title and interest in and to the Assigned Marks in accordance with the Trademark Assignment Agreement attached hereto as Exhibit D.

     2.04 Lucent, at Purchaser's reasonable request, shall execute all documents and perform all acts as required for the assignment of the Assigned Software, Assigned Patents, Assigned Technology and Assigned Marks, including but not limited to the Intellectual Property Rights that are specific thereto, to Purchaser under this Agreement. Purchaser and Lucent shall bear equally any and all administrative and similar costs and expenses external to Purchaser and Lucent related to such assignments.

     2.05 (a) In part consideration for the assignments set forth in this
Article 2, Purchaser hereby grants to Lucent and its Subsidiaries a fully paid-up, personal, worldwide, perpetual and non-exclusive licenses to use, reproduce, execute, perform, display, modify and create Derivative Works of the Assigned Software (including all Code, Software Development Documents and Documentation thereof) and Assigned Technology, and to distribute (pursuant to
Section 2.05(b)) the Assigned Software, Assigned Technology and Derivative Works thereof with respect to any products or services of the businesses in which Lucent or any of its Subsidiaries is now or hereafter engaged (except for the manufacture of Stand-alone Echo Cancellation Products). The exercise of such rights shall be subject in all respects to Section 5.01.

          (b) Lucent's distribution right in Section 2.05(a) shall be limited to distributions to customers, suppliers, or other third parties as reasonably necessary with respect to any products or services of the businesses in which Lucent or any of its Subsidiaries is now or hereafter engaged (except for the manufacture of stand-alone Products of the Business) and as is consistent with current practices within the businesses of Lucent and its Subsidiaries.

     2.06 To Lucent's knowledge, a copy of all of the Assigned Software and Assigned Technology already is in possession of the Business Employees or is part of the Purchased Assets. However, Lucent shall, upon the Closing Date, furnish to Purchaser any of the Assigned Technology and copies of the Assigned Software (not already in Purchaser's possession as of the Closing Date) which shall be deemed delivered on the date furnished unless and to the extent Purchaser identifies in writing within sixty (60) days after such delivery additional materials required to complete the delivery of such items pursuant to this Agreement.

     ARTICLE 3 - LICENSE OF PATENTS

     3.01 Lucent and Lucent-GRL grant to Purchaser a personal, nonexclusive, non-transferable (except as is otherwise set forth in Section 8.09), worldwide, and fully paid-up license, under the Licensed Patents, to make, have made, use, lease, sell, offer to sell and import the Products of the Business for use within the Scope of the Business.

     3.02 In return for the additional consideration specified in Exhibit F hereto, Lucent and Lucent-GRL grant to Purchaser a personal, nonexclusive, non-transferable (except as is otherwise set forth in Section 8.09), worldwide, and fully paid-up license, under the Licensed Patents, to make, have made, use, lease, sell, offer to sell and import Stand-alone Echo Cancellation Products and/or Licensed Products.

     3.03 The patent licenses granted in this Article 3 also include licenses, where appropriate, (a) to make, have made, use and import machines, tools, materials and other instrumentalities, insofar as such machines, tools, materials and other instrumentalities are reasonably required for the development, manufacture, testing or repair of the Products of the Business, Licensed Products and Stand-alone Echo Cancellation Products which are or have been made, used, leased, owned, sold or imported by the Purchaser; and (b) to convey to any customer or authorized distributor of the Purchaser, with respect to any such Product which is sold or leased by the Purchaser to such customer or distributor, rights to use and resell such Product as sold or leased by the Purchaser (whether or not as part of a larger combination); provided, however, that no rights may be conveyed to customers or distributors with respect to any invention which is directed to (i) a combination of such Product (as sold or leased) with any other product, or (ii) a method or process which is other than the inherent use of such Product itself (as sold or leased), or (iii) a method or process involving the use of any such Product to manufacture (including associated testing) any other product.

     3.04 The patent licenses granted herein to Purchaser are not to be construed either (i) as consent by the grantor to any act which may be performed by the grantee, except to the extent impacted by a patent licensed herein to the grantee, or (ii) to include licenses to contributorily infringe or induce infringement under U.S. law or a foreign equivalent thereof. Without limiting the foregoing, the have made rights granted hereunder shall not be exercised in a manner such that the exercise of the have made rights is a sham to sublicense the Licensed Patents to a third party and not for BONA FIDE business purposes of the Purchaser.

     3.05 All patent licenses granted herein shall continue for the entire unexpired term of such patent or for as much of such term as Lucent has the right to license such patent.

     3.06 Except as expressly provided in this Article 3, no rights are granted under Lucent's inventions, patent applications or patents, whether by implication, estoppel or otherwise.

     ARTICLE 4 - LICENSE OF INTELLECTUAL PROPERTY RIGHTS

     4.01 Lucent hereby grants to Purchaser a personal, nonexclusive, non-transferable (except as is otherwise set forth in Section 8.09), worldwide, and fully paid-up license, under Intellectual Property Rights owned by Lucent as of the Effective Date and in which Lucent has a right license, to manufacture, use and reproduce the Licensed Technology and Licensed Software, and to create Derivative Works thereof which are based upon the Licensed Technology and/or Licensed Software, for use of the Products of the Business within the Scope of the Business.

     4.02 In return for the additional consideration specified in Exhibit F hereto, Lucent hereby grants to Purchaser a personal, nonexclusive, non-transferable (except as is otherwise set forth in Section 8.09), worldwide, and fully paid-up license, under Intellectual Property Rights owned by Lucent as of the Effective Date and in which Lucent has a right license, to manufacture, use and reproduce the Licensed Technology and/or Licensed Software, and to create Derivative Works thereof based upon the Licensed Technology and/or Licensed Software, for use of Stand-alone Echo Cancellation Products and/or Licensed Products.

     4.03 The intellectual property licenses granted in this Article 4 also include licenses, where appropriate, to (a) execute, perform and display Object Code copies of the Licensed Software and Derivative Works thereof for use of the Products of the Business, Licensed Products and Stand-alone Echo Cancellation Products within the Scope of the Business, and (b) sell, lease, distribute, sublicense or otherwise transfer Object Code copies of the Licensed Software and Derivative Works thereof, in whole or in part, for use of the Products of the Business, Licensed Products and Stand-alone Echo Cancellation Products.

     4.04 Subject to the confidentiality and non-disclosure obligations set forth in Article 6, the licenses granted to Purchaser in this Article 4, include the right to grant non-exclusive sublicenses to third party manufacturers and distributors who agree to the obligations of Article 6, of the same scope and to the same extent as the licenses granted to Purchaser under such Sections, to the extent reasonably necessary for Purchaser to carry on the business of supplying its customers with products or components within the Scope of the Business.

     4.05 The licenses granted in this Article 4 are subject to all agreements entered into between Lucent (as it presently exists and as it formerly existed as the equipment manufacturing division of AT&T Corp.), its predecessors (including AT&T Corp.) or its Subsidiaries, and third parties prior to the Closing Date.

     4.06 To Lucent's knowledge, a copy of all of the Licensed Technology and the Licensed Software already is in possession of such Business Employees or is part of the Purchased Assets. However, Lucent shall, upon the Closing Date, furnish to Purchaser copies any of the Licensed Technology and the Licensed Software (not already in Purchaser's possession as of the Closing Date) which shall be deemed delivered on the date furnished unless and to the extent Purchaser identifies in writing within sixty (60) days after such delivery additional materials required to complete the delivery of such items pursuant to this Agreement.

     ARTICLE 5 - COVENANT NOT TO COMPETE

     [omitted text, separately filed with the Commission].

     ARTICLE 6 - CONFIDENTIALITY

     6.01 Each party agrees that it will hold in confidence for the other party all Confidential Information of the other party that such party's personnel may receive or have access to in anticipation of and during the performance of this Intellectual Property Agreement. Each party further agrees that, except as is otherwise expressly provided in this Agreement, all such information shall remain the property of the other party and that such party shall not make any disclosure of such information to anyone, except (a) to such party's employees, customers and contractors to whom such disclosure is reasonably necessary to the use for which rights are granted hereunder, and (b) for Confidential Information specifically concerning the nature and terms of this Intellectual Property Agreement, to third parties (and their representatives) with whom such party is in discussions with respect to the merger, acquisition or divestiture of a business to which the subject matter of this Intellectual Property Agreement relates or with respect to the lending or investment or purchase of equity involving a party, but only to the extent and for the purpose of such discussions. Each party agrees to take reasonable steps to notify and obtain agreement by all employees, customers, contractors or other authorized third parties in writing to whom any such disclosure is made, that such disclosure is made in confidence, shall be kept in confidence by them and shall only be used for purposes incident to the rights granted under this Intellectual Property Agreement. The restrictions on each party under this Article on the disclosure of Confidential Information shall not apply to information:

               (i) which is independently developed by such party as evidenced by documentation in its possession, or is lawfully received free of restriction from another source having the right to so furnish such information; or

               (ii) after it has become generally available to the public by acts not attributable to such party, its employees, customers or contractors; or

               (iii) which at the time of disclosure to such party was known to such party, or its employees and contractors, free of restriction as evidenced by documentation in their possession; or

               (iv) which the other party agrees in writing is free of such restrictions; or

               (v) which is requested pursuant to a judicial or governmental request, requirement or order under law, provided that such party provides the other party with sufficient prior notice and reasonable assistance in order to contest such request, requirement or order or seek protective measures; or

               (vi) which is furnished, in connection with a potential financing transaction, sale of all or a portion of the Business or similar transaction, to a prospective financing source or a prospective purchaser or their advisors or a government agency; or

               (vii) which is inherently embodied in products of the Business and necessarily disclosed by virtue of the normal lease, license or sale of such products within the Scope of the Business.

     ARTICLE 7 - WARRANTIES AND LIABILITY

     7.01 Except as set forth in Section 7.03 below, all of the warranties with respect to the subject matter of this Intellectual Property Agreement are included in the Purchase Agreement. Except as set forth in the Purchase Agreement, Lucent, Lucent- GRL and their Subsidiaries makes no representations or warranties, expressed or implied, including but not limited to, any representations or warranties of merchantability or fitness for a particular purpose or that the use of any of the Assigned Marks, Assigned Patents, Assigned Technology, Assigned Software, Licensed Patents, Licensed Software and Licensed Technology will not infringe any patent or other intellectual property right of any third party.

     7.02 All obligations of defense or indemnification and restrictions or limitations on liability are included in the Purchase Agreement. Except as set forth in the Purchase Agreement, (a) Lucent, Lucent-GRL and their Subsidiaries shall not be held to any liability with respect to any copyright or patent infringement, any trade secret misappropriation, or any other claim whatsoever made by Purchaser or any third party on account of, or arising from the use by anyone or any entity of any of the Assigned Marks, Assigned Patents, Assigned Technology, Assigned Software, Licensed Patents, Licensed Software and Licensed Technology, or any Derivative Works of any of them, (b) Lucent shall not be held to any liability for errors, omissions, defects or bugs in the Assigned Technology, Assigned Software, Licensed Software and Licensed Technology furnished hereunder, and (c) in no event shall either party be liable under this Intellectual Property Agreement for any special, consequential, incidental, indirect, punitive or exemplary damages, or lost profits, however caused, whether for breach of warranty, contract, tort negligence, strict liability or otherwise, even if the other party has been advised of the possibility of such damages.

     7.03 Lucent-GRL represents and warrants to Purchaser that:

          (a) Organization and Qualification

          Lucent-GRL is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to grant the patent licenses that it is granting to Purchaser in accordance with Article 3 of this Intellectual Property Agreement.

          (b) Authorization; Binding Effect

               (i) Lucent-GRL has all requisite corporate power and authority to execute and deliver this Agreement and to effect the transactions contemplated hereby and has duly authorized the execution, delivery and performance of this Agreement by all requisite corporate action.

               (ii) This Agreement has been duly executed and delivered by Lucent-GRL and this Agreement is a valid and legally binding obligation of Lucent-GRL, enforceable against it in accordance with its terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

          (c) Non-Contravention; Consents

               (i) The execution, delivery and performance of this Agreement by Lucent-GRL and the consummation of the transactions contemplated hereby do not and will not: (A) result in a breach or violation of any provision of Lucent-GRL's charter or by-laws, (B) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other arrangement or commitment to which it is a party or by which it is bound and which relates to the patents licensed hereunder, which violation, breach or default could be reasonably expected to have a material adverse effect on the patents being assigned or licensed hereunder, or (iii) violate in any material respect any material order, judgment, decree, rule or regulation of any court or any Governmental Body having jurisdiction over Lucent-GRL or the patents being assigned or licensed hereunder.

               (ii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Lucent-GRL in connection with the execution and delivery of this Agreement or for the consummation of the transactions contemplated hereby or thereby by Lucent-GRL, except for such other consents, approvals, orders, authorizations, registrations, declarations or filings where failure of compliance could not reasonably be expected to have a material adverse effect on the patents being assigned or licensed hereunder.

     ARTICLE 8 - MISCELLANEOUS

     8.01 Neither party confers any license, right or warranty, by implication, estoppel or otherwise, other than the licenses and rights expressly set forth in this Intellectual Property Agreement and the warranties expressly set forth in the Purchase Agreement. Purchaser agrees not to use the Licensed Software, Licensed Technology or Licensed Patents except as is expressly set forth in Articles 3 and 4. Lucent agrees not to use the Assigned Software or Assigned Technology except as is expressly set forth in this Agreement.

     8.02 Nothing contained in this Intellectual Property Agreement shall be deemed or construed to constitute or create between the parties hereto a partnership, association, joint venture or other agency.

     8.03 This Intellectual Property Agreement and the Purchase Agreement establish the rights, duties, and obligations of Purchaser and Lucent with respect to the subject matter hereof. Except as otherwise agreed in this Intellectual Property Agreement or in the Purchase Agreement, Lucent and Purchaser shall have no right or interest whatsoever in any product of the other party whether such product is conceived or developed by the other party, during, or after the course of performance of this Intellectual Property Agreement or the Purchase Agreement. Nothing in this Intellectual Property Agreement shall be construed to obligate Purchaser or Lucent to a specified level of effort in its promotion and marketing of any product or enforcement of any intellectual property right.

     8.04 This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, performance and remedies.

     8.05 If a dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, the parties agree to submit the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act. Any such mediation or arbitration shall be in accordance with the following:

          (a) Any award made (i) shall be a bare award limited to a holding for or against a party and affording such remedy as is deemed equitable, just and within the scope of the agreement; (ii) shall be without findings as to issues (including but not limited to patent validity and/or infringement) or a statement of the reasoning on which the award rests; (iii) may in appropriate circumstances (other than patent disputes) include injunctive relief; (iv) shall be made within four (4) months of the appointment of the arbitrator; and (v) may be entered in any court.

          (b) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the parties under this Agreement.

          (c) The arbitrator shall be knowledgeable in the legal and technical aspects of this Agreement and shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of this Agreement.

          (d) The place of mediation and arbitration shall be in New York, NY, USA.

          (e) Each party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

          (f) A request by a party to a court for interim equitable relief shall not be deemed a waiver of the obligation to mediate and arbitrate.

          (g) The arbitrator shall have authority to award only compensatory damages. The arbitrator shall have no authority to award punitive or other damages, and each party irrevocably waives any claim thereto.

          (h) The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence.

     8.06 This Intellectual Property Agreement and the Purchase Agreement (and any other collateral agreements thereto) set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them. A party shall not be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein, in the Purchase Agreement, or in a writing signed with or subsequent to execution hereof by an authorized representative of the party to be bound thereby.

     8.07 The parties hereto agree that the invalidity or unenforceability of any of the provisions hereof shall not in anyway affect the validity or enforceability of any other provisions of this Intellectual Property Agreement except those of which the invalidated or unenforceable provisions comprise an integral part of or are otherwise clearly inseparable from such other provisions.

     8.08 Purchaser hereby assures Lucent that it will not without a license or license exception authorized by the Bureau of Export Administration of the U.S. Department of Commerce, Washington, D.C. 20230, United States of America, if required

          (a) export or release the information or software (including source code) obtained pursuant to this Agreement to a national of Country Groups D:1 or E:2 (15 C.F.R. Part 740, Supp. 1), Iran, Iraq, Sudan, or Syria; or

          (b) export to Country Groups D:1 or E:2, or to Iran, Iraq, Sudan, or Syria, the direct product (including processes and services) of the information or software; or

          (c) if the direct product of the information is a complete plant or any major component of a plant, export to Country Groups D:1 or E:2, or to Iran, Iraq, Sudan, or Syria, the direct product of the plant or major component.

     8.09 Except as expressly authorized herein, neither this Intellectual Property Agreement nor any rights under this Intellectual Property Agreement may be assigned, sublicensed or otherwise transferred by either party, in whole or in part, whether voluntarily or by operation of law (other than to (a) a Subsidiary of such party provided such party guarantees the performance of such Subsidiary hereunder or (b) a person that is a successor by sale of assets, merger or otherwise to substantially all of the assets of such party who executes a written agreement of assumption by which it agrees to be bound hereby), without the prior written consent of the other party, which consent will not be unreasonably withheld. The parties agree that a change in control of a party shall not be deemed an "assignment" of this Intellectual Property Agreement.

     8.10 The grant of each license hereunder also includes the right of a party to sublicense (within the scope of such party's own licenses and subject to the provisions of this Agreement) any business which is divested by that party or any of its Subsidiaries provided that the sublicense is granted within sixty
(60) days of divestiture and the divested business is itself a legal entity at the time of divestiture or within sixty (60) days thereafter. Such sublicense may continue for so long as the divested business remains a legal entity and shall extend only to the licensed products of the kind sold or furnished by the divested business prior to the divestiture and only for the rights of the non-divesting Party licensed to the divesting party in this Agreement as of the date of divestiture. Furthermore, any sublicense shall not extend to the products sold or services furnished by a third party which acquires the divested business, even if they are of the same kind or similar to those of the divested business and even if made, sold or provided by the divested business. This Section shall apply regardless of whether the business is divested by a distribution to existing shareholders, a sale of assets or as a sale of a legal entity (e.g., sale of a Subsidiary).

     8.11 This Intellectual Property Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.12 All article headings and the table of contents are for convenience purposes only and shall in no way affect, or be used in, the interpretation of this Agreement.

     ARTICLE 9 - NOTICES

     9.01 All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if addressed, and delivered by hand, telex or facsimile, and confirmed by registered mail, with postage pre-paid, to the addresses set forth below (or to such other addresses as may be given by written notice).

         For Lucent:            Contract Administrator

                                Intellectual Property Business

                                Lucent Technologies Inc.

                                14645 N.W. 77th Avenue, Suite 105

                                Miami Lakes, Florida 33014



         With Copy to:          Lucent Technologies Inc.

                                Intellectual Property Law Department

                                184 Liberty Corner Road

                                Warren, New Jersey 07059 USA



                                Vice President Corporate and Securities Law

                                Lucent Technologies Inc.

                                600-700 Mountain Avenue

                                Murray Hill, New Jersey 07974-0636 USA

         For Buyer:             NMS Communications Corporation

                                100 Crossing Boulevard

                                Framingham, MA  01702

                                Facsimile:  (508) 620-9300

                                Attn:  General Counsel



         With a copy to:        Choate, Hall & Stewart

                                Exchange Place, 53 State Street

                                Boston, MA  02109

                                Facsimile:  (617) 248-4000

                                Attn:  Richard N. Hoehn, Esq.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.



         Lucent TECHNOLOGIES INC.

         By:
             --------------------------

                  D.L. Padilla

                  President - Intellectual Property Business

         Date:
               ------------------------



         LUCENT TECHNOLOGIES GRL CORPORATION

         By:
             --------------------------

                  D.L. Padilla

                  Chairman

         Date:
               ------------------------



         NMS COMMUNICATIONS CORPORATION

         By:
             --------------------------

         Name:
               ------------------------

         Title
               ------------------------

         Date:
               ------------------------





         THIS AGREEMENT DOES NOT BIND OR OBLIGATE ANY PARTY

         IN ANY MANNER UNLESS DULY EXECUTED BY AUTHORIZED

         REPRESENTATIVES OF ALL PARTIES.